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                                                                Exhibit 10.31.2

                               FIRST AMENDMENT TO
                              CONVERTIBLE DEBT AND
                         DEVELOPMENT FUNDING AGREEMENT

     THE CONVERTIBLE DEBT AND DEVELOPMENT FUNDING AGREEMENT dated as of March 29, 1996 made between Genzyme Transgenics Corporation ("GTC"), a Massachusetts corporation, and Genzyme Corporation ("Genzyme"), a Massachusetts corporation (the "Original Agreement") is hereby amended, effective as of May 3, 1996, as follows:

       1. Section 2.3 of the Original Agreement is deleted in its entirety and replaced with the following:

            2.3. TERMINATION OF CO-MARKETING RIGHTS. All of Genzyme's Co-Marketing Rights shall terminate, and all of GTC's rights to AT-III under the AT-III Agreement shall revert exclusively to GTC, upon the occurrence of any of the following events:

            (a) GTC's entry into an agreement with Centeon on terms equal to or more advantageous to GTC than this Agreement (which agreement shall include funding of the R&D Program retroactively from January 1, 1996 in accordance with Section 1.10 of this Agreement) within 90 days of the date of this Agreement;

            (b) failure of Genzyme to enter into a Supply Agreement with GTC pursuant to Section 2.4 below by March 31, 1997; or

            (c) at the option of GTC, upon receipt by GTC prior to the earlier of the execution of the Supply Agreement or March 31, 1997 of a bona fide offer from a party other than Genzyme to fund development of AT-III on terms more favorable to GTC than this Agreement, which offer shall also include funding of the R&D Program retroactively from January 1, 1996 in accordance with Section
1.10 of this Agreement; provided, however, that GTC's right to enter into an agreement on the basis of any such bona fide offer shall be subject to Genzyme's option right pursuant to Section 2.6 of this Agreement.

     In the event that Genzyme's Co-Marketing Rights are terminated pursuant to subsection (a) of this Section 2.3, Genzyme shall be entitled to prompt payment in cash by GTC of an amount equal to 100% of all funding provided by Genzyme pursuant to Section 1.10 above (the "AT-III Funding Amount"), plus interest thereon at the rate of 7% per annum. In the event that Genzyme's Co-Marketing Rights are terminated pursuant to subsections (b) or (c) of this Section 2.3, Genzyme shall be entitled to payment by GTC of an amount equal to 130% of the AT-III Funding Amount (the "GTC Obligation"). In the
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event of such a termination of Genzyme's Co-Marketing Rights pursuant to subsection (b) above, the GTC Obligation shall be discharged, at GTC's option, by:

      (i) prompt delivery of a stock certificate representing a number of shares of GTC Common Stock equal to the GTC Obligation divided by the Conversion Price, together with cash for any fraction of a share; or

     (ii) delivery of a written agreement to pay a 5% royalty to Genzyme on product sales of AT-III, if any, until the aggregate royalties paid to Genzyme equal the GTC Obligation.

     In the event that Genzyme's Co-Marketing Rights are terminated pursuant to subsection (c) above, the GTC Obligation shall be discharged by GTC only by prompt payment in cash of an amount equal to said GTC Obligation.

     2. All other terms and provisions of the Original Agreement are unaffected hereby and shall remain in full force and effect.

     Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Original Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Convertible Debt and Development Funding Agreement to be executed as an instrument under seal in their respective corporate names by their respective authorized representatives as of the date first set forth above.



GENZYME CORPORATION                          GENZYME TRANSGENICS
                                              CORPORATION



By: /s/  Evan M. Lebson                      By: /s/ John B. Green
    -------------------                          -----------------
    Evan M. Lebson                               John B. Green
    Vice President and Treasurer                 Vice President


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